LCNB Investment Highlights August 2018

Forward-Looking Statements This presentation, as well as other written or oral communications made from time to time by us, contains certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. These forward-looking statements regarding future events and circumstances involve known and unknown risks, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, and other SEC filings, uncertainties and other factors that may cause our actual results, levels of activity, financial condition, performance or achievements to be materially different from any future results, levels of activity, financial condition, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions, estimates or judgments by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include: · changes in competitive and market factors that might affect our results of operations; · changes in laws and regulations, including without limitation changes in capital requirements under the Basel III capital standards; · changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; · our ability to identify potential candidates for, and consummate, acquisition or investment transactions; · the timing of acquisition or investment transactions; · local, regional and national economic conditions and events and the impact they may have on us and our customers; · targeted or estimated returns on assets and equity, growth rates and future asset levels; · our ability to attract deposits and other sources of liquidity and capital; · changes in the financial performance and/or condition of our borrowers; · changes in the level of non-performing and classified assets and charge-offs; · changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, as well as changes in borrowers payment behavior and creditworthiness; · changes in our capital structure resulting from future capital offerings or acquisitions; · inflation, interest rate, securities market and monetary fluctuations; · the affects on our mortgage warehouse lending and retail mortgage businesses of changes in the mortgage origination markets, including changes due to changes in monetary policies, interest rates and the regulation of mortgage originators, services and securitizers; 1

Forward-Looking Statements · timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; · changes in consumer spending, borrowing and saving habits; · technological changes; · our ability to grow, increase market share and control expenses, and maintain sufficient liquidity; · volatility in the credit and equity markets and its effect on the general economy; · the potential for customer fraud; · effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; · the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; · our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and · material differences in the actual financial results of merger and acquisition activities compared with expectations. These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, financial condition, performance or achievements. Accordingly, there can be no assurance that actual results will meet our expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law. 2

LCNB Investment Highlights – Overview

Stable & Attractive Markets

- 140 year-old community bank located in attractive markets in southwestern Ohio and Columbus with good demographics, stable home prices, and strong economic activity

Consistent, High-Performing Franchise

- High and consistent profitability driven by disciplined organic loan growth, diversified revenue base, and low-cost, core deposits (0.47% cost of deposits as of June 30, 2018)
  - 35 of the last 40 years with 1% or above ROAA[1]
- Consistently stable dividends (current yield of 3.37%)
- Strong asset quality and capital ratios driven by conservative underwriting of loans and robust earnings
- Leverageable platform and ability to drive earnings growth through organic growth and acquisitions

Seasoned Management Team

- Seasoned management team with extensive history of working together
- Top seven executives have an average of 33 years of experience

Financially Attractive Acquisitions

- LCNB viewed as "acquirer of choice" in its markets
  - Successfully completed four acquisitions since 2013[2]
- Target-rich environment for additional acquisitions
  - 15 banks with assets between $200 million and $800 million in and around current markets[3]
  - Highly selective in choosing right partner

Source: S&P Global Market Intelligence, Company documents.
[1] Company data from 1975 to 2018.
[2] Columbus First Bancorp acquisition completed 5/18, BNB Bancorp acquisition completed 4/15, Eaton National Bank and Trust acquisition completed 1/14 and First Capital Bancshares acquisition completed 1/13
[3] Defined as banks and thrifts (excluding mutuals and merger targets) headquartered in the following MSAs: Athens, Bellefontaine, Celina, Chillicothe, Cincinnati, Columbus, Dayton, Greenville, Huntington-Ashland, Point Pleasant, Portsmouth, Sidney, Springfield, Urbana, Lima-Wapakoneta, Washington Court House and Wilmington.

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– LCNB Investment Highlights Recent Events Highlights of 2Q 2018  LCNB reported quarterly EPS of $0.25 and core EPS of $0.34*.  Net interest income continued to increase, growing from $10.2 million in 1Q 2018 to $11.4 million in 2Q 2018.  Quarterly core ROAA and ROATCE remained strong at 1.12%* and 12.37%*, respectively.  Asset quality remained strong with 2Q 2018 NPAs/assets (excluding TDRs) of 0.25% and LTM charge-offs of only one basis point.  LCNB continued to be well capitalized, with 2Q 2018 tangible common equity to tangible assets of 9.45%. Acquisition of Columbus First Bancorp, Inc.  Closed acquisition of Columbus First Bancorp in May 2018 – Added approximately $324 million in assets, $280 million in loans, $256.2 million in deposits and one branch – Purchase price of $66.9 million, equal to 2.00x tangible book value – Columbus is now the 14th most populous city in the United States with nearly 80% of U.S. corporate headquarters only a one-hour flight away – By expanding into the Columbus market, LCNB is building its presence in one of the most attractive banking markets in the Midwest. The transaction is expected to enhance LCNB’s long-term profitability metrics and earnings growth. Source: S&P Global Market Intelligence, Company documents 4 *Adjusted for $1.5 million of nonrecurring expenses related to the acquisition of Columbus First which was completed 5/31/2018

– LCNB Investment Highlights The Franchise  $1.6 billion in assets and $1.4 billion in deposits, LCNB Branch Map headquartered in Lebanon, Ohio (Warren County)  35 branches in southwestern Ohio, primarily in and around the attractive Cincinnati MSA along with one new branch in the Columbus MSA  10th largest bank in the Cincinnati MSA by deposits – Warren County, inside Cincinnati MSA, is the third fastest growing county of the 88 counties in Ohio with a 3.88% projected 5-year population growth rate – Warren County also possesses the second highest median household income in Ohio at $87,663, compared to the national average of $61,045  LCNB’s major business lines serving that market include: LCNB Deposits in Top Three Markets 2017 Deposits Percent of – Retail Market Branches Rank ($000) Franchise (%) – Commercial Cincinnati 20 10 727,118 63.6% – Trust and Investments Columbus 1 18 258,452 22.6% – Investment Services Division Dayton 4 10 137,865 12.1% Total in Top 3 25 1,123,435 98.2% Source: S&P Global Market Intelligence, Company documents. Deposit data and rankings as of 6/30/17 5

– LCNB Investment Highlights Management Team  Experienced management team with an average of 33 years of banking experience and many executives that have worked together for over 20 years Years of Banking Name Experience Title Background Joined LCNB in 1975 and LCNB Board of Directors in 1982. Former CEO of Stephen P. Wilson 43 Chairman LCNB, Chairman of the American Bankers Association (2010 - 2011), and a former Board Member of the Federal Reserve Bank of Cleveland. Joined LCNB in 1977 and has served as Internal Auditor, Branch Manager, Chief Executive Steve P. Foster 44 Loan Officer, and CFO. He was elected to the LCNB Board of Directors in Officer 2005. Joined LCNB in 1992 and has served as Internal Auditor, Assistant Trust Chief Financial Robert C. Haines 26 Officer and Vice President of IT. He also serves as LCNB's primary contact Officer with its transfer agent. Executive Vice Joined LCNB in 1988 and has served in Item Processing and various Eric J. Meilstrup 30 President positions in Operations. Currently runs LCNB Operations. Executive Vice Michael R. Miller 34 Joined LCNB in April of 2017 and serves as Head of the Trust Department. President Executive Vice Joined LCNB in 1982 and has served as Branch Manager, Head of Secondary Matthew P. Layer 36 President Markets, Head of Real Estate Lending, and Chief Lending Officer. Executive Vice Bradley A. Ruppert 19 Joined LCNB in 2008 and serves as the bank’s Chief Investment Officer. President 6

LCNB Investment Highlights Financial Highlights LCNB Corp. Calendar Year Ended LTM Quarter Ended LCNB 2013 2014 2015 2016 2017 6/18 9/17 12/17 3/18 6/18 Total Assets 932,338 1,108,066 1,280,531 1,306,799 1,295,638 1,631,442 1,314,319 1,295,638 1,288,791 1,631,442 Gross Loans 574,354 698,956 770,938 819,803 849,060 1,159,098 834,204 849,060 856,657 1,159,098 Reserves 3,588 3,121 3,129 3,575 3,403 3,603 3,407 3,403 3,529 3,603 ($000) Deposits 785,761 946,205 1,087,160 1,110,905 1,085,821 1,380,884 1,121,523 1,085,821 1,123,463 1,380,884 Total Equity 118,873 125,695 140,108 142,944 150,271 212,366 149,713 150,271 148,584 212,366 Balance Sheet Sheet Balance Common Equity 118,873 125,695 140,108 142,944 150,271 212,366 149,713 150,271 148,584 212,366 Loans / Deposits 73.10 73.87 70.91 73.80 78.20 83.94 74.38 78.20 76.25 83.94 Total Equity / Assets 12.75 11.34 10.94 10.94 11.60 13.02 11.39 11.60 11.53 13.02 Tangible Equity / Tangible Assets 11.18 8.72 8.43 8.54 9.25 9.45 9.05 9.25 9.18 9.45 Common Equity / Assets 12.75 11.34 10.94 10.94 11.60 13.02 11.39 11.60 11.53 13.02 (%) Tangible Common Equity / Tangible Assets 11.18 8.72 8.43 8.54 9.25 9.45 9.05 9.25 9.18 9.45 Tier 1 Capital Ratio 18.03 13.92 13.46 13.00 13.29 12.51 13.14 13.29 13.18 12.51 Capital Ratios Capital Total Risk-Based Capital Ratio 18.65 14.38 13.85 13.41 13.66 12.81 13.52 13.66 13.57 12.81 Leverage Ratio 11.10 8.53 8.62 8.81 9.51 11.31 9.17 9.51 9.57 11.31 Net Income ($000) 8,780 9,869 11,474 12,482 12,972 12,174 3,106 3,617 2,713 2,738 Core ROAA 0.98 0.99 0.98 0.95 1.01 0.97 0.97 1.10 1.07 1.12 Core ROAE 9.49 9.01 8.83 8.56 8.87 7.98 8.56 9.55 9.31 9.58 (%) ROATCE 10.96 11.06 11.68 11.73 11.75 11.18 11.12 12.73 9.81 12.37 Profitability Net Interest Margin 3.57 3.66 3.64 3.51 3.58 3.62 3.55 3.77 3.54 3.62 Efficiency Ratio 63.10 61.77 60.60 61.21 62.41 63.46 64.41 60.66 66.01 62.91 NPAs / Assets 2.10 1.92 1.27 1.34 1.04 0.88 1.15 1.04 1.02 0.88 NPAs-Ex-TDRs / Assets 0.47 0.63 0.20 0.44 0.23 0.25 0.33 0.23 0.21 0.25 NPLs / Loans 3.15 2.84 2.00 2.13 1.58 1.24 1.82 1.58 1.53 1.24 (%) NCOs / Average Loans 0.08 0.21 0.18 0.06 0.05 0.01 (0.02) (0.00) (0.02) 0.06 Asset Quality Asset Reserves / Gross Loans 0.62 0.45 0.41 0.44 0.40 0.31 0.41 0.40 0.41 0.31 Reserves / NPLs 19.81 15.71 20.26 20.48 25.33 25.10 22.45 25.33 26.92 25.10 Common Shares Outstanding 9,287,536 9,311,318 9,925,547 9,998,025 10,023,059 13,299,235 10,018,507 10,023,059 10,041,152 13,299,235 Book Value Per Share 12.80 13.50 14.12 14.30 14.99 15.97 14.94 14.99 14.80 15.97 Tangible Book Value Per Share 11.02 10.08 10.58 10.86 11.64 11.14 11.57 11.64 11.47 11.14 ($) EPS after Extra 1.10 1.05 1.17 1.25 1.29 1.28 0.31 0.36 0.27 0.34 Dividends Paid 0.64 0.64 0.64 0.64 0.64 0.64 0.16 0.16 0.16 0.16 Per Share Data Share Per Dividend Payout Ratio 58.18 60.95 54.70 51.20 49.61 53.78 51.61 44.44 59.26 64.00 Source: S&P Global Market Intelligence, Company documents LCNB's 2018Q2 ROAA, ROAE, ROATCE and EPS has been adjusted for $1.5 million of nonrecurring expenses related to the acquisition of Columbus First which was completed 5/31/2018 7

LCNB Investment Highlights ROATCE LCNB has consistently delivered solid operating performance and profitability regardless of economic climate, as demonstrated in the chart below. LCNB has exceeded 11% return on average tangible common equity in nine of the last ten years and over the last twelve months. 16% 14.75 13.97 14% 13.54 13.11 12.59 11.79 11.90 12% 11.68 11.73 11.75 11.08 10.96 11.06 11.18 10% 8% ROATCE 6% 4% 2% 0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 LTM LCNB Peer Median Peer Average Source: S&P Global Market Intelligence; Peers defined as nationwide public banks and thrifts; LTM as of 6/30/18 LCNB’s LTM ROATCE has been adjusted for $1.5 million of nonrecurring expenses related to the acquisition of Columbus First Bancorp which was completed 5/31/2018 8

– LCNB Investment Highlights Consistent Profitability  LCNB has had an average ROAA of 1.23% and an average ROAE of 12.77% for the last 43 years, including throughout the duration of the last financial crisis ROAA ROAE 1.80% 20.00% 1.60% 18.00% 16.00% 1.40% LCNB 43-Yr. Avg.: 1.23% 14.00% LCNB 43-Yr. Avg.: 12.78% 1.20% 54% Higher 12.00% 47% 1.00% Higher 10.00% 0.80% Avg. of U.S. public banks: 8.00% Avg. of U.S. public banks: 0.80%1 8.72%1 0.60% 6.00% 0.40% 4.00% 0.20% 2.00% 0.00% 0.00% Source: S&P Global Market Intelligence, Company documents. LTM as of 6/30/18 Peers defined as public banks and thrifts headquartered in the United States; LTM as of 6/30/18 1 Average calculated from 1990-2018Q2, the longest time period for which public data are available. 9

– LCNB Investment Highlights Deposits and Loans Deposit Composition at 6/30/18 Loan Breakdown at 6/30/18 Construction 3.6% Other Time > $100k HELOC 0.1% 10.3% 3.3% Other Farm Consumer 4.7% 1.5% C&I Time < $100k 7.1% 1-4 Family 11.6% 26.1% Transaction 49.9% MMDA + Savings 28.2% Multifamily + CRE 53.8% YTD Cost of Funds: 0.35% YTD Yield on Loans: 4.43% Source: Company documents and call report data as of 6/30/18 10

LCNB Investment Highlights NCOs/Average Loans LCNB has achieved consistently strong profitability without reaching for growth or compromising its credit standards. On the contrary, LCNB’s intimate knowledge of its communities and its customers has resulted in minimal credit losses throughout and since the recession. 1.2% 1.0% 0.8% 0.6% 0.4% 0.2% 0.0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 LTM LCNB Peer median Peer average Source: S&P Global Market Intelligence; Peers defined as public banks and thrifts headquartered in the United States; LTM as of 6/30/18 11

– LCNB Investment Highlights Stable Common Dividends  LCNB has never decreased or suspended its dividend – Since beginning dividend payments in 1998, LCNB has consistently maintained or increased its quarterly dividend  LCNB shares currently yield 3.37% versus an average 1.59% for publicly traded, small cap U.S. banks 1 LCNB Common Dividend Payments Per Share $0.70 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.62 $0.60 $0.60 $0.58 $0.56 $0.53 $0.51 $0.50 $0.46 $0.45 $0.40 $0.40 $0.36 $0.30 $0.20 $0.10 $- 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018* Source: S&P Global Market Intelligence. *2018 annualized as of 6/30/18 1 Based on SNL Small Cap Index market data as of 8/6/18 12

LCNB Investment Highlights Dividend Payout Ratio In eight of the last 10 years and over the last 12 months, LCNB has returned half or more of its net income to shareholders through dividends. Unlike many banks during the 2008 – 2011 period, LCNB never reduced its dividend and maintains a strong dividend payout ratio. 80% 70% 60% 50% 40% 30% 20% 10% 0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018L2 LCNB Peer median Peer average Source: S&P Global Market Intelligence; Peers defined as nationwide public banks and thrifts; LTM as of 6/30/18 13

LCNB Investment Highlights Liquidity 45,000 40,000 35,000 30,000 25,000 20,000 Three Month ADTV 16,724 15,000 10,000 5,000 0 LCNB Three Month ADTV Three Month ADTV Source: S&P Global Market Intelligence, Company documents as of 8/6/18 14

LCNB Investment Highlights

Ownership Profile

Stakeholder/Insider Ownership Information	
Holder	**% Owned**
LCNB National Bank	4.73
John H. Kochensparger III	1.11
William Huddle	1.07
John Smiley	1.03
Spencer S. Cropper	0.27
William H. Kaufman	0.55
Stephen P. Wilson	0.45
George L. Leasure	0.26
Steve P. Foster	0.27
Leroy F. McKay	0.06
Matthew P. Layer	0.09
Anne E. Krehbiel	0.04
Robert C. Haines II	0.03
Eric J. Meilstrup	0.03
Seymour Murray Jacobs	0.02
Michael R. Miller	0.02
Bradley Austin Ruppert	0.01
Valerie Shreffler Krueckeberg	0.00

Company Statistics	
Ticker (NASDAQ)	LCNB
Price ($) as of 8/6/18	19.00
Total Assets (Most Recent Quarter) ($)	1,631,442
Total Float ($)	12,171,013
Float (%)	91.52
Stakeholder/Insider Ownership (%)	8.52
Fully Diluted Insider Ownership (%)	8.52

Top 20 - Institutional Ownership Information	
Holder	**% Owned**
LCNB Corp.	4.72
Kennedy Capital Management Inc.	3.82
BlackRock Inc.	3.16
Vanguard Group Inc.	2.78
FMR LLC	2.31
State Street Global Advisors Inc.	1.04
Dimensional Fund Advisors LP	0.97
Renaissance Technologies LLC	0.89
American Money Management Corp.	0.82
Northern Trust Global Investments	0.71
Wellington Management Group LLP	0.64
Goldman Sachs Group Inc.	0.53
Clearwater Management Co. Inc	0.50
Geode Capital Management LLC	0.48
BNY Asset Management	0.41
PanAgora Asset Management Inc.	0.34
Johnson Investment Counsel Inc.	0.31
Morgan Stanley	0.31
TIAA	0.28
Commonwealth Equity Services LLC	0.24

Source: S&P Global Market Intelligence

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LCNB Investment Highlights Ten Year Total Return (%) 350.00 300.00 250.00 214.16% 200.00 150.00 100.00 50.00 17.06% 0.00 -50.00 -100.00 Aug-08 Jun-09 Apr-10 Feb-11 Dec-11 Oct-12 Aug-13 Jun-14 Apr-15 Feb-16 Dec-16 Oct-17 LCNB SNL U.S. Bank & Thrift Source: S&P Global Market Intelligence as of 8/6/18 16

LCNB Investment Highlights – Attractive Relative Valuation

Selected Peer Midwest Bank Comparison (Sorted by Assets)

Banks and thrifts headquartered in Ohio, Kentucky and Indiana with assets $1 billion - $3 billion and TCE/TA > 8%, excluding merger targets

Financials as of: 6/30/2018

				Operating Information								Market Information					
	Ticker	Name	HQ	Assets ($MM)	TCE / Tang. Assets (%)	LTM Core ROAA (%)*	LTM ROATCE (%)	LTM Efficiency Ratio (%)	Loans / Deposits (%)	NPAs / Assets (%)	LTM NCOs / Loans (%)	8/6/18 Price ($)	Market Cap ($MM)	Div. Yield (%)	Price / Tang. Book (%)	Price / LTM Core EPS (x)*	Price / 18E EPS (x)
1.	THFF	First Financial Corporation	IN	2,968.0	13.09	1.41	9.14	57.4	77.6	1.22	0.27	49.95	612.1	2.04	159.4	14.5	14.6
2.	UCFC	United Community Financial Corp.	OH	2,770.6	10.10	1.25	11.14	57.4	99.3	1.08	0.02	10.40	519.0	2.69	187.0	15.7	14.0
3.	FMNB	Farmers National Banc Corp.	OH	2,237.9	9.25	1.41	14.47	57.7	99.3	0.43	0.12	16.05	442.1	1.74	217.9	14.5	13.8
4.	MFSF	MutualFirst Financial, Inc.	IN	2,011.4	8.37	0.97	9.00	67.3	96.3	0.43	0.11	37.90	325.5	1.90	196.0	19.4	15.1
5.	SFIG.A	STAR Financial Group, Inc.	IN	1,957.1	10.28	0.91	7.60	70.5	85.7	1.59	0.06	62.00	229.8	1.68	114.4	13.0	NA
6.	FFMR	First Farmers Financial Corporation	IN	1,693.9	8.62	1.41	16.90	55.2	90.8	1.48	0.16	43.48	311.5	2.39	214.8	13.4	NA
7.	CIVB	Civista Bancshares, Inc.	OH	1,548.3	9.80	1.35	11.90	65.8	103.0	0.49	0.02	24.41	263.4	1.47	176.7	12.6	14.5
8.	MBCN	Middlefield Banc Corp.	OH	1,166.1	9.15	1.01	10.45	62.6	101.2	0.99	0.03	49.75	160.9	2.25	153.1	14.4	13.6
9.	FMAO	Farmers & Merchants Bancorp, Inc.	OH	1,105.3	12.09	1.33	11.22	59.8	89.3	0.15	0.04	46.70	432.7	1.20	325.1	29.5	27.5
10.	KTYB	Kentucky Bancshares, Inc.	KY	1,047.1	8.35	1.15	13.47	67.7	83.3	0.29	0.00	50.75	151.2	2.44	175.4	12.7	NA
11.	LMST	Limestone Bancorp, Inc.	KY	1,040.5	8.30	0.70	59.99	75.7	88.5	0.83	-0.09	15.52	113.8	0.00	133.9	16.6	NA
12.	OVBC	Ohio Valley Banc Corp.	OH	1,025.4	10.36	1.00	8.79	69.6	90.6	2.53	0.30	48.75	230.5	1.72	218.6	22.2	NA
13.	FSFG	First Savings Financial Group, Inc.	IN	1,035.3	8.37	1.23	12.78	60.0	84.2	1.24	0.06	67.99	155.0	0.88	181.9	13.3	NA
		Average		1,662.1	9.70	1.16	15.14	63.6	91.5	0.98	0.08		303.6	1.72	188.8	16.3	16.1
		Median		1,548.3	9.25	1.23	11.22	62.6	90.6	0.99	0.06		263.4	1.74	181.9	14.5	14.5
	LCNB	LCNB Corp.	OH	1,631.4	9.45	0.97	11.18	63.5	83.9	0.88	0.01	19.00	252.7	3.37	165.6	17.2	12.5

Source: S&P Global; Note: Where current Operating Information was unavailable, bank-level or most recent available reporting period was used. NA = not available; NM = not meaningful

*Core profitability metrics, LTM ROAA, LTM ROATCE and P/LTM EPS have been adjusted for DTA charges due to change in tax code and $1.5 million of nonrecurring expenses related to the acquisition of Columbus First

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